                                                                    EXHIBIT 99.1


                          FIRST NORTHERN CAPITAL CORP.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned shareholder hereby appoints Thomas J. Lopina, Sr., Michael D. Meeuwsen and J. Gus Swoboda and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of First Northern Capital Corp. held of record as of August 31, 2000, that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on October 19, 2000, at 10:00 a.m., local time, at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin, and at any adjournment or adjournments thereof, upon the following matter:

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AGREEMENT AND PLAN OF MERGER.

                  (CONTINUED AND TO BE SIGNED AND DATED BELOW)

         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED.


         1. Proposal to approve the Agreement and Plan of Merger whereby First Northern will merge into Bank Mutual, and First Northern shareholders will receive stock of Bank Mutual and/or cash. A copy of the Agreement and Plan of Merger is attached as Appendix A to the Proxy Statement/Prospectus for the Special Meeting.

             / / FOR         / / AGAINST        / / ABSTAIN



         This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will, if signed, be voted FOR approval of the Agreement and Plan of Merger.




IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

                                Dated:  ______________________, 2000

                                __________________________________
                                (Please sign name exactly as it
                                appears hereon)

                                __________________________________
                                (Signature of joint owner, if any)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.